SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   Form 8-K/B
                              (Amendment Number 2)

                Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934


  Date of Report (Date of earliest event reported)................June 1, 1998


                        SOUTH BRANCH VALLEY BANCORP, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



      West Virginia                     0-16587                55-0672148
-----------------------------       ---------------         --------------------
      (State of other                 (Commission           (I.R.S. Employer
         jurisdiction                  File Number)          Identification No.)
      of incorporation)




             310 North Main Street, Moorefield, West Virginia 26836
           ----------------------------------------------------------
          (Address of principal executive offices, including zip code)




        Registrant's telephone number, including area code (304) 538-2353

     South Branch Valley Bancorp hereby amends its previously filed 8-K/A (Amendment Number 1) dated April 6, 1998, for the purposes of providing the financial information required by this Item 7 on Capital State Bank, Inc., acquired by the Registrant in a business combination accounted for under the purchase method of accounting effective April 1, 1998.

Item 7.     Financial Statements and Exhibits.

Item 7(a).  Financial Statements of Businesses Acquired.

            I. Audited Financial Statements of Capital State Bank, Inc. as of December 31, 1997 and 1996 and for the years ended December 31, 1997 and 1996, and for the period from September 11, 1995, date of inception, to December 31, 1995.

            II. Unaudited Interim Financial Statements of Capital State Bank, Inc. as of March 31, 1998 and 1997 and for the three months then ended.

Item 7(b).  Proforma Condensed Financial Information.

                  The proforma condensed financial information  reflecting South
            Branch Valley Bancorp, Inc. after giving effect to the Merger with Capital State Bank, Inc. is included in Note 3 of the Notes to Condensed Consolidated Financial Statements of South Branch Valley Bancorp, Inc. (Unaudited) filed on Form 10-QSB as of March 31, 1998, and is hereby incorporated by reference in its entirety.

Item 7(c).  Exhibits.

            Exhibit 99. Consent of Independent Accountants.

                                          SOUTH BRANCH VALLEY BANCORP, INC.

  June 1, 1998                               /s/ H. Charles Maddy, III
------------------------                  ------------------------------
         Date                              By:   H. Charles Maddy, III
                                           Its:   President

      The original statement shall be signed by each person on whose behalf the statement is filed or his authorized representative. If the statement is signed on behalf of a person by his authorized representative (other than an executive officer or general partner of this filing person), evidence of the representative's authority to sign on behalf of such person shall be filed with the statement, provided, however, that a power of attorney for this purpose which is already on file with the Commission may be incorporated by reference. The name and any title of each person who signs the statement shall be typed or printed beneath his signature.

CHS168510

Item 7(a)I


                                Financial Report

                              Captial State Bank, Inc.

                                December 31, 1997

                                                                            Page

INDEPENDENT AUDITOR'S REPORT                                                  1

FINANCIAL STATEMENTS

                                        Balance sheets                        2
                                        Statements of operations              3
                                        Statements of shareholders' equity    4
                                        Statements of cash flows              5
                                        Notes to financial statements      6-18

                       INDEPENDENT AUDITOR'S REPORT



To the Board of Directors
The Capital State Bank, Inc.
Charleston, West Virginia

     We have audited the accompanying balance sheets of The Capital State Bank, Inc. (A Development Stage Company for 1995) as of December 31, 1997 and 1996, and the related statements of operations, shareholders' equity and cash flows for the years ended December 31, 1997, 1996 and for the period from September 11, 1995, date of inception, to December 31, 1995. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Capital State Bank, Inc., as of December 31, 1997 and 1996, and the results of its operations and cash flows for the years ended December 31, 1997, 1996 and for the period from September 11, 1995, date of inception, to December 31, 1995, in conformity with generally accepted accounting principles.



                                                     ARNETT &  FOSTER, P.L.L.C.






Charleston, West Virginia
January 30, 1998

                          THE CAPITAL STATE BANK, INC.

                     (A Development Stage Company for 1995)

                                 BALANCE SHEETS

                           December 31, 1997 and 1996

                                                                               2

         ASSETS
                                                            1997          1996
                                                       ----------    -----------

   Cash and due from banks                             $  640,734   $   379,830
   Interest bearing deposits with other banks               9,180     1,536,279
   Federal funds sold                                   5,877,000     3,484,000
   Securities available for sale                        7,976,975     6,949,578
   Loans, less allowance for loan losses of
      $247,017 and $127,300, respectively              24,007,035    16,237,114
   Bank premises and equipment, net                     1,289,629     1,399,984
   Other assets                                           609,201       524,594
                                                      -----------    ----------

         Total assets                                 $40,409,754   $30,511,379
                                                      ===========   ===========

         LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities
   Deposits:
      Non interest bearing                             $1,047,578   $   678,677
      Interest bearing                                 28,020,898    18,658,567
                                                       ----------    ----------
         Total deposits                                29,068,476    19,337,244
   Other liabilities                                      498,505       233,782
                                                       ----------    ----------
         Total liabilities                             29,566,981    19,571,026
                                                       ----------    ----------

Commitments and Contingencies

Shareholders' Equity
   Common stock, $1 par value, authorized,
      issued and outstanding 1,200,000 shares           1,200,000     1,200,000
   Capital surplus                                     10,398,528    10,398,528
   Retained earnings (deficit), including deficit
      accumulated during the development stage of
      ($347,296)                                         (743,587)     (625,997)
   Net unrealized gain (loss) on securities               (12,168)      (32,178)
                                                      -----------    ----------

         Total shareholders' equity                    10,842,773    10,940,353
                                                       ----------    ----------

         Total liabilities and shareholders' equity   $40,409,754   $30,511,379
                                                      ===========   ===========











                       See Notes to Financial Statements

                          THE CAPITAL STATE BANK, INC.
                     (A Development Stage Company for 1995)

                            STATEMENTS OF OPERATIONS
                  For the Years Ended December 31, 1997, 1996

                  and for the Period from September 11, 1995,
                    Date of Inception, to December 31, 1995


                                                   1997          1996          1995
                                                ----------   ----------    -----------
Interest income:
   Interest and fees on loans                   $1,760,790   $  770,938   $       940
   Interest on taxable securities                  490,801      320,505        -
   Interest bearing deposits with other banks        9,234       11,579        89,360
   Interest on Federal funds sold                  271,439      314,484        33,770
                                                 ---------   ----------    -----------
            Total interest income                2,532,264    1,417,506       124,070
                                                 ---------   ----------    -----------

Interest expense:
   Interest on deposits                          1,210,104      523,386         6,534
   Interest on other borrowings                     -            -             17,621
                                                 ---------      -------        ------
      Total interest expense                     1,210,104      523,386        24,155
                                                 ---------      -------        ------

      Net interest income                        1,322,160      894,120        99,915
   Provision for loan losses                       120,000      123,800         6,500
                                                 ---------      -------        ------
      Net interest income after provision for
         loan losses                             1,202,160      770,320        93,415
                                                 ---------      -------        ------

Other income:
   Service fee income                               29,738       15,324            83
   Other, net                                       13,916        5,719            -
                                                    ------        -----        ------
                                                    43,654       21,043            83
                                                  --------      -------        ------

Other expenses:
   Salaries and employee benefits                  562,291      442,899       187,143
   Net occupancy expense                           127,281       91,747        13,663
   Equipment rentals, depreciation and
      maintenance                                  100,108       85,686        11,102
   Data processing                                 124,180       86,541        48,120
   Insurance                                        54,013       62,397        12,576
   Professional fees                               153,340       56,478        54,070
   Advertising and marketing                        53,164       47,429        66,508
   Other                                           168,936      178,642        28,314
                                                 ---------    ---------       -------
                                                 1,343,313    1,051,819       421,496
                                                 ---------    ---------       -------

Income (loss) before income tax expense
       (benefit)                                   (97,499)    (260,456)     (327,998)

Income tax expense (benefit)                        20,091       18,245        19,298
                                                  --------     --------       -------

      Net income (loss)                          $(117,590)  $ (278,701)  $  (347,296)
                                                 =========   ===========  ============

      Basic earnings (loss) per common shar$          (.10)     $  (.23)     $   (.29)
                                                 =========   ===========  ============

      Average common shares outstanding          1,200,000    1,200,000     1,200,000
                                                 =========   ===========  ============




                       See Notes to Financial Statements

                                                                               4

                          THE CAPITAL STATE BANK, INC.
                     (A Development Stage Company for 1995)

                       STATEMENTS OF SHAREHOLDERS' EQUITY
                  For the Years Ended December 31, 1997, 1996

                    and the Period from September 11, 1995,
                    Date of Inception, to December 31, 1995

                                                                               Net
                                                                            Unrealized       Total
                                                          Retained             Gain          Share-
                                    Common    Capital     Earnings          (Loss) on        holders'
                                    Stock     Surplus     (Deficit)         Securities       Equity
                                  ----------  -----------   ----------    ----------    ---------------
Balance, September 11, 1995,
    date of inception               $   -       $  -        $  -               $ -       $       -

    Issuance of common stock for
      cash on December 11, 1995   1,200,000   10,398,528       -                 -         11,598,528

    Net income (loss) during
      development stage                 -           -        (347,296)           -           (347,296)
                                  ----------  -----------   ----------    ----------    ---------------

Balance, December 31, 1995         1,200,000  10,398,528     (347,296)           -         11,251,232

    Net income (loss)                   -           -        (278,701)           -           (278,701)

    Change in net unrealized gain
      (loss) on securities              -           -             -          (32,178)         (32,178)
                                  ----------  ----------    ----------   ------------   ----------------

Balance, December 31, 1996         1,200,000  10,398,528     (625,997)       (32,178)      10,940,353

    Net income (loss)                   -           -        (117,590)           -           (117,590)

    Change in net unrealized gain
      (loss) on securities              -           -             -           20,010           20,010
                                  ----------   ----------    ----------   -----------   ----------------

Balance, December 31, 1997        $1,200,000 $10,398,528   $ (743,587)     $ (12,168)     $10,842,773
                                  ========== ===========   ============   ===========   ================

















                                      See Notes to Financial Statements


                          THE CAPITAL STATE BANK, INC.
                     (A Development Stage Company for 1995)

                            STATEMENTS OF CASH FLOWS
                  For the Years Ended December 31, 1997, 1996
                     and the Period from September 11, 1995,
                     Date of Inception, to December 31, 1995

                                                            1997        1996        1995
                                                          ---------   ---------  ----------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net income (loss)                                     $(117,590)  $(278,701)  $(347,296)
   Adjustments  to  reconcile  net  income
     to net cash  provided  by  operating activities:
   Depreciation                                            105,974     105,863      10,548
   Provision for loan losses                               120,000     123,800       6,500
   Deferred income tax expense (benefit)                    20,091      18,245      19,298
   Amortization of organization costs                        3,576       3,576         298
   Amortization of prepaid land lease                        6,000       5,500       2,000
   Amortization of security premiums and (accretion)
      of discounts, net                                     (2,500)       (833)         -
   Gain on sale of bank premises and equipment              (6,261)          -          -
   Decrease (increase) in other assets                     (15,161)      9,547    (362,310)
   Decrease (increase) in accrued interest receivable      (58,055)   (184,003)       (870)
   Increase (decrease) in other liabilities                213,933     127,493      86,991
                                                           -------     -------      ------
      Net cash provided by (used in)
         operating activities                              270,007     (69,513)   (584,841)
                                                           -------     -------    --------

CASH FLOWS FROM INVESTING ACTIVITIES
   Purchases of securities available for sale           (3,245,155) (4,997,500) (2,000,000)
   Proceeds from calls and maturities of securities
     available for sale                                  2,250,000          -           -
   Principal collected on (loans made to) customers,
     net                                                (7,889,921)(16,002,334)   (367,530)
   Purchases of bank premises and equipment                 (1,358)    (26,873) (1,489,522)
   Proceeds  from  sale  of  bank  premises  and
     equipment                                              12,000          -           -
   (Increase) decrease in Federal funds sold, net       (2,393,000)  6,751,000 (10,235,000)
   (Increase) decrease in interest bearing deposits
     with other banks                                    1,527,099  (1,536,279)         -
   Proceeds from sale of repossessed assets                    -         2,450          -
                                                        ----------  ----------  -----------
      Net cash provided by (used in)
         investing activities                           (9,740,335)(15,809,536)(14,092,052)
                                                        ----------  ----------- -----------

CASH FLOWS FROM FINANCING ACTIVITIES
   Net increase (decrease) in non interest bearing
   deposits                                                368,901     556,711     121,966
   Net increase (decrease) in NOW accounts and savings
      accounts                                             818,442   5,374,140   2,211,693
   Proceeds from the sales of (payments for matured)
      time deposits, net                                 8,543,889   9,998,657   1,074,077
   Proceeds from the sale of common stock                      -          -     11,598,528
                                                         ---------   --------- -----------
      Net cash provided by (used in) financing
         activities                                      9,731,232  15,929,508  15,006,264
                                                         ---------   ---------  ----------


                                  (Continued)

                          THE CAPITAL STATE BANK, INC.
                     (A Development Stage Company for 1995)

                      STATEMENT OF CASH FLOWS - CONTINUED
                  For the Years Ended December 31, 1997, 1996
                     and the Period from September 11, 1995,
                     Date of Inception, to December 31, 1995

                                                              1997         1996        1995
                                                            ---------    --------    --------
Increase (decrease) in cash and due from banks               260,904      50,459     329,371

Cash and due from banks:
   Beginning                                                 379,830     329,371          -
                                                            ---------    --------    --------

   Ending                                                  $ 640,734   $ 379,830     329,371
                                                            =========    ========    ========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW
   INFORMATION
   Cash payments for:
      Interest on deposits                                $1,150,409  $ 384,315   $     508
                                                          ==========  =========      ========

      Interest on short-term debt, net of
         interest capitalized                             $      -    $      -    $  17,621
                                                          ==========  =========      ========

   Other assets acquired in settlement of loan            $      -    $   2,450   $       -
                                                          ==========  =========      ========































                       See Notes to Financial Statements

Note 1.                        Significant Accounting Policies

          Nature of the business:  The Capital State Bank,  Inc. is a commercial
          -----------------------
          bank with  operations  in  Kanawha  County,  West  Virginia.  The Bank provides consumer and commercial loans and deposit services principally to individuals and small businesses in Kanawha, Boone and Lincoln Counties, West Virginia and the adjacent counties.

          Basis of  presentation:  The accounting and reporting  policies of The
          -----------------------
          Capital State Bank, Inc. (A Development Stage Company for 1995), conform to generally accepted accounting principles and to the general practices within the banking industry.

          Organization and Development of the Bank: The Bank was incorporated on
          ----------------------------------------
          September 11, 1995, and undertook an offering to sell 1,200,000 shares of its $1 par value stock for $10 per share. On December 11, 1995, after completion of the stock offering and obtaining the requisite regulatory approvals, the Bank was capitalized with the $12,000,000 proceeds from the stock offering, net of $401,472 in registration costs. The results of operations of the newly organized Bank from September 11, 1995, date of inception, to December 31, 1995, are reflected in the accompanying financial statements. The Bank was considered a development stage entity for the period from September 11, 1995, to December 31, 1995.

          Use  of  estimates:   The  preparation  of  financial   statements  in
          ------------------
          conformity with generally accepted accounting principles required management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

          Presentation of cash flows: For purposes of reporting cash flows, cash
          --------------------------
          and due from banks includes cash on hand and non interest bearing amounts due from banks (including cash items in process of clearing). Cash flows from demand deposits, NOW accounts, savings accounts and Federal funds sold are reported net since their original maturities are less than three months. Cash flows from loans and certificates of deposits and other time deposits are reported net.

          Securities:   Securities   are   classified  as  "held  to  maturity",
          ----------
          "available for sale" or "trading" according to management's intent. The appropriate classification is determined at the time of purchase of each security and re-evaluated at each reporting date. The appropriate classification is determined as follows:

               Securities  held to maturity - Debt securities for which the Bank
               ----------------------------
               has the positive intent and ability to hold to maturity are reported at cost, adjusted for amortization of premiums and accretion of discounts. There are no securities classified as "held to maturity" on the accompanying financial statements.

               Securities  available  for sale - Securities  not  classified  as
               -------------------------------
               "held to maturity" or as "trading" are classified as "available for sale". Securities classified as "available for sale" are those securities the Bank intends to hold for an indefinite period of time, but not necessarily to maturity. "Available for sale" securities are reported at estimated fair value net of unrealized gains or losses, which are adjusted for applicable income taxes, and reported as a separate component of shareholders' equity.

               Trading securities - There are no securities classified as "trading" in the accompanying financial statements.

          Realized gains and losses on sales of securities are recognized on the specific identification method. Amortization of premiums and accretion of discounts are computed using methods which approximate the interest method.

                         NOTES TO FINANCIAL STATEMENTS

          Loans and allowance for loan losses: Loans are stated at the amount of
          -----------------------------------
          unpaid principal, reduced by an allowance for loan losses. Interest income on loans is accrued and credited to operations using methods that approximate a level yield on principal amounts outstanding.

          The allowance for loan losses is maintained at a level considered adequate to provide for losses that can be reasonably anticipated. The allowance is increased by provisions charged to operating expense and reduced by net charge-offs. The Bank makes continuous credit evaluations of the loan portfolio and considers current economic conditions, historical loan loss experience of similar banks, review of specific problem loans and other factors in determining the adequacy of the allowance for loan losses. Loans are charged against the allowance for loan losses when management believes that collectibility is unlikely. While management uses the best information available to make its evaluation, future adjustments to the allowance may be necessary if there are significant changes in conditions.

          A loan is impaired when, based on current information and events, it is probable that the Bank will be unable to collect all amounts due in accordance with the contractual terms of the specific loan agreement. Impaired loans, other than certain large groups of smaller-balance homogeneous loans that are collectively evaluated for impairment, are required to be reported at the present value of expected future cash flows discounted using the loan's original effective interest rate or, alternatively, at the loan's observable market price, or at the fair value of the loan's collateral if the loan is collateral dependent. The method selected to measure impairment is made on a loan-by-loan basis, unless foreclosure is deemed to be probable, in which case the fair value of the collateral method is used.

          Loans are placed on non-accrual status when management believes that the borrower's financial condition, after giving consideration to economic and business conditions and collection efforts, is such that collection of interest is doubtful. Interest is accrued daily on impaired loans unless the loan is placed on non-accrual status. Impaired loans are placed on non-accrual status when the payments of principal and interest are in default for a period of 90 days, unless the loan is both well-secured and in the process of collection. Interest on non-accrual loans is recognized primarily using the cost-recovery method.

          Certain loan fees and direct loan costs are recognized as income or expense when incurred. Statement Number 91 of the Financial Accounting Standards Board requires that such fees and costs be deferred and amortized as adjustments of the related loan's yield over the contractual life of the loan. The Bank's method of recognition of loan fees and direct loan costs produce results which are not materially different from those that would have been recognized had Statement Number 91 been adopted.

          Bank premises and equipment: Bank premises and equipment are stated at
          ---------------------------
          cost less accumulated depreciation. Depreciation is computed primarily by the straight-line method for Bank premises and equipment over the estimated useful lives of the assets. Repairs and maintenance expenditures are charged to operating expenses as incurred. Major improvements and additions to premises and equipment are capitalized.

          Organization costs:  Organization costs, which are insignificant,  are
          ------------------
          being amortized on a straight-line basis over a period of 60 months beginning in December 1995.

          Income taxes: Deferred tax assets and liabilities are determined based
          -------------
          on differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

          Valuation allowances are established, when deemed necessary, to reduce deferred tax assets to the amount expected to be realized.

                         NOTES TO FINANCIAL STATEMENTS
                                                                               8



          The provision for income taxes includes Federal and state income taxes and is based on pretax income reported in the financial statements, adjusted for transactions that may never enter into the computation of income taxes payable.


          Earnings per share:  Basic earnings per common share is computed based
          ------------------
          upon the weighted average shares outstanding. The weighted average shares outstanding were 1,200,000 for each of the years ended December 31, 1997, 1996 and the period from September 11, 1995 to December 31, 1995, respectively. For the year ended December 31, 1997, the Bank adopted Financial Accounting Standards Board Statement No. 128, Earnings per Share. During the years ended December 31, 1997, 1996 and the period from September 11, 1995 to December 31, 1995, the Bank did not have any potential dilutive securities, thus, this pronouncement did not have an impact on the Bank's earnings per share computations.

          Emerging accounting standards:  In June 1997, the Financial Accounting
          ------------------------------
          Standards Board issued Statement No. 130, Reporting Comprehensive Income. This Statement requires an entity to include a statement of comprehensive income in their full set of general-purpose financial statements. Statement No. 130 is effective for years beginning after December 15, 1997, and will require financial statements of earlier periods that are presented for comparative purposes to be reclassified. Based on the Bank's operations at December 31, 1997, this pronouncement is not expected to have a significant impact on the Bank's financial statements.


          Reclassifications:  Certain  accounts in the financial  statements for
          -----------------
          1996 and 1995, as previously reported, have been reclassified to conform to current year classifications.

Note 2.  Cash Concentrations

         At December 31, 1997, the Bank had a concentration of risk totaling $3,715,000 and $2,244,194 in its cash balances on deposit with First USA Bank and the Bankers Bank of Kentucky, respectively. At December 31, 1996, the Bank had a concentration of risk in its cash balances on deposit with First USA Bank of $3,220,000. These cash balances are comprised of balances in due from correspondent accounts, Federal funds sold and interest bearing deposits, and are generally unsecured by the correspondent bank.

Note 3.  Securities

          The amortized cost, unrealized gains and losses and estimated fair values of the Bank's securities at December 31, 1997 and 1996, is summarized as follows:

                                                                                Carrying
                                                                                 Value
                                                                               (Estimated
                                          Amortized    Unrealized                 Fair
                                                       ----------
                                             Cost         Gains         Losses    Value)
                                          ----------   -----------     -------- ---------
      1997
         Available for sale:
            U.S. Government securities     $ 500,521    $    -       $      20  $  500,501
            U.S. Government agencies
               and corporations            7,495,466       5,708        24,700   7,476,474
                                          ----------   -----------   ---------- ----------
                                          $7,995,987    $  5,708     $  24,720  $7,976,975
                                          ==========    ==========   ========== ==========

      1996
         Available for sale:
            U.S. Government agencies      $6,998,333    $  9,958     $  58,713  $6,949,578
                                          ==========    ==========   ========== ==========



                         NOTES TO FINANCIAL STATEMENTS

          At December 31, 1997 and 1996, respectively, securities having an amortized cost of $2,050,625 and $1,150,000 and an estimated fair value of $2,044,523 and $1,148,196 were pledged to secure public deposits and for other purposes required or permitted by law.

          The maturities, amortized cost and estimated fair values of the Bank's securities at December 31, 1997, is summarized as follows:

                               Available for Sale
                               ------------------
                                                           Carrying
                                                             Value
                                                          (Estimated
                                             Amortized       Fair
                                               Cost          Value)
        Due after 1 but within 5 years     $7,995,988     $7,976,976
                                           ============   ==========

          Maturities presented in the above schedule are based on the contractual maturity date of the securities. All U.S. Government
          Agency and Corporate securities owned at December 31, 1997, have provisions which allow the issuer to "call" the security prior to its contractual maturity date. Should these "call" provisions be exercised, the scheduled maturities disclosed above may be altered.


          The proceeds from sales, calls and maturities of securities, and principal payments received on mortgage backed obligations and the related gross gains and losses realized during the years ended December 31, 1997 and 1996, and the period ended December 31, 1995 are as follows:

                                      Proceeds From          Gross Realized
         For the Year                    Calls and  Principal
         Ended December 31,    Sales     Maturities Payments   Gains      Losses
         ------------------   ------     ---------  --------   -----      ------
         1997
            Securities available
               for sale       $  -      $2,250,000 $     -   $    -      $  -
                              ======     ========= ========= ========    =======



         Note 4.                   Loans

                                                               1997        1996
                                                        -----------  ----------
            Commercial financial and agriculture        $ 1,925,892  $1,358,418
            Real estate:
               Single family residential                 12,558,048   7,477,960
               Commercial                                 3,367,396   2,769,273
               Revolving home equity                      1,125,884     590,097
               Construction                                 172,073     552,807
            Consumer installment                          5,104,759   3,615,859
                                                          ---------   ---------
                  Total loans                            24,254,052  16,364,414
               Less allowance for loan losses               247,017     127,300
                                                            -------     -------

                  Loans, net                            $24,007,035  $16,237,114
                                                        ===========  ===========

                         NOTES TO FINANCIAL STATEMENTS

          Scheduled maturities on loans, without regard to scheduled periodic principal repayments on amortizing loans, are as follows at December 31, 1997:

                                                          Due After
                                             Due Within  1 Year but      Due After
                                               1 Year   Within 5 Years   5 Years     Total
                                              ------------------------- ------------------
         Fixed rate:
            Commercial                      $  45,065   $ 222,761   $    60,260  $  328,095
            Commercial real estate             -        2,209,642       648,356   2,857,998
            Single family real estate,
               including home equity          124,470   3,052,802     6,599,789   9,777,061
            Construction                          -           -            -            -
            Consumer installment              344,872   4,160,266       377,104   4,882,242
               Total fixed rate loans         514,407   9,645,471     7,685,518  17,845,396

         Floating rate:
            Commercial                      1,239,253     289,075        69,469   1,597,797
            Commercial real estate             43,455     208,815       257,128     509,398
            Single family real estate,
               including home equity          230,377         -       3,676,494   3,906,871
            Construction                      172,073         -             -       172,073
            Consumer installment              185,185      37,332           -       222,517
                                            ---------   ---------     ---------  ----------
               Total floating rate
                  loans                     1,870,343     535,222     4,003,091   6,408,656
                                            ---------   ---------     ---------   ---------

               Total loans                 $2,384,750 $10,180,693   $11,688,609 $24,254,052
                                           ========== ===========   =========== ===========

          Substantially all real estate loans outstanding were originated under 3, 5 or 7 year balloon terms with amortization periods of generally 15 to 25 years. Interest rates on floating rate loans generally reprice within one year based on indices which are set by sources independent of the Bank and are subject to interest rate floors, caps and ceilings which may limit changes in the interest rate over the life of the loan.

          Loans to related  parties:  The Bank has had,  and may be  expected to
          -------------------------
          have in the future, banking transactions in the ordinary course of business with directors, principal officers, their immediate families and affiliated companies in which they are principal stockholders (commonly referred to as related parties), all of which have been in the opinion of management, on the same terms including interest rates and collateral, as those prevailing at the time for comparable transactions with others.

          The following presents the activity with respect to related party loans aggregating $60,000 or more to any one related party during the years ended December 31, 1997 and 1996:

                                                               1997        1996
                                                        -----------  -----------
         Balance beginning                              $ 1,387,804  $   -
            Additions                                       347,914   1,458,918
            Amounts collected                               122,156      71,114
            Other                                          (100,000)     -
                                                           --------  ----------

         Balance, ending                                $ 1,513,562  $1,387,804
                                                        ===========  ==========

         At December 31, 1997 and 1996, outstanding loans to directors, officers and employees totaled $1,802,427 and $1,499F,255, respectively. Commitments to extend credit under unused open lines of credit to such individuals totaled approximately $98,623 and $210,000 at December 31, 1997 and 1996, respectively.

                         NOTES TO FINANCIAL STATEMENTS

          Concentration of credit risk: The Bank grants installment,  commercial
          -----------------------------
          A and residential loans to customers primarily in Kanawha, Boone and Lincoln Counties, West Virginia and adjacent counties. Although the Bank strives to maintain a diversified loan portfolio, exposure to credit losses can be adversely impacted by downturns in local economic and employment conditions. Major employment within the market area is diverse but primarily includes the industries of government, health care, education, coal production and related services, and various professional, financial and related service industries.

          The Bank accepts chattel paper without recourse from various approved businesses, primarily automobile dealerships, within its lending area. The Bank has sole discretion whether to purchase such paper on a case basis which is evaluated substantially under the Bank's normal credit underwriting standards and is generally secured by a first lien on the property purchased by the borrower. At December 31, 1997, and December 31, 1996, respectively, such loans approximated $1,995,837 and $1,759,000 of which approximately 80.0% and 86.8% were purchased from businesses considered to be a related party to the Bank.

Note 5.  Allowance for Loan Losses

          An analysis of the allowance for loan losses for the years ended December 31, 1997, 1996 and the period from September 11, 1995, date of inception, to December 31, 1995, is as follows:

                                                  1997        1996       1995
                                               ---------   ---------  --------
         Balance, beginning of period          $ 127,300   $   6,500   $ -
                                               ---------   ---------  --------
         Losses:
            Commercial financial and agriculture  -           -          -
            Real estate                           -           -          -
            Consumer installment                     283       3,000     -
                                               ---------   ---------  --------
                  Total                              283       3,000     -
                                               ---------   ---------  --------

         Recoveries:
            Commercial financial and agriculture  -           -          -
            Real estate                           -           -          -
            Consumer installment                  -           -          -
                                               ---------   ---------  --------
                  Total                           -           -          -
                                               ---------   ---------  --------
            Net recoveries (losses)                 (283)     (3,000)    -
                                               ---------   ---------  --------
            Provision for loan losses            120,000     123,800     6,500
                                               ---------   ---------  --------

                  Balance, end of period       $ 247,017   $ 127,300   $ 6,500
                                               =========   =========  ========

          During 1997 and 1996, the Company did not have any loans classified as impaired. For purposes of evaluating impairment, the Company considers groups of smaller-balance homogeneous loans to include: mortgage loans secured by residential property, other than those which significantly exceed the bank's typical residential mortgage loan amount and "other" loans, which include small balance, overdraft protection lines and installment loans to individuals.

Note 6.  Bank Premises and Equipment

          The major categories of Bank premises and equipment and accumulated depreciation at December 31, 1997 and 1996, is summarized as follows:


                                                           1997         1996
                                                        ----------  ----------
          Building and improvements                     $1,026,262  $1,024,904
          Furniture and equipment                          465,662     491,491
                                                        ----------  ----------
                                                         1,491,924   1,516,395
          Less accumulated  depreciation                  (202,295)   (116,411)
                                                        ----------  ----------
          Bank premises and equipment, net              $1,289,629  $1,399,984

                         NOTES TO FINANCIAL STATEMENTS

          Depreciation expense for the year ended December 31, 1997, 1996 and the period from September 11, 1995, date of inception, to December 31, 1995, totaled $105,974, $105,863 and $10,548, respectively.

          Interest costs  incurred to construct the Bank building,  amounting to
          $21,783,   were   capitalized   in  1995  as  part  of  building   and
          improvements.

          During 1995, the Bank entered into a 50 year agreement to lease the land on which the Bank building is situated. The original term of the lease expires in the year 2045, with an additional 45 year renewal option available through the year 2090. In consideration for this lease, the Bank made a one time, up front payment of $300,000 covering the first 50 year lease term. Total rental expense incurred and recognized on this lease for the years ended December 31, 1997, 1996 and the period from September 11, 1995, date of inception, to December 31, 1995, approximated $6,000, $5,500 and $2,000 respectively. The remaining amount of prepaid lease expense at December 31, 1997 and 1996, which is included in other assets, totaled $286,500 and $292,500, respectively.

Note 7.  Deposits

                  The following is a summary of interest bearing deposits by type as of December 31, 1997 and 1996:
                                                             1997        1996
                                                         -----------  ----------
                  NOW and Super NOW accounts              $1,159,858  $  806,664
                  Money market accounts                    5,399,958   5,758,685
                  Savings accounts                         1,843,921   1,019,946
                  Certificates of deposit                 19,374,669  10,936,308
                  Individual retirement accounts             242,492     136,964
                                                         -----------  ----------

                     Total                               $28,020,898 $18,658,567
                                                         =========== ===========

          Time certificates of deposit in denominations of $100,000 or more totaled $6,378,906 and $3,740,852 at December 31, 1997 and 1996,
          respectively. Interest paid on time certificates in denominations of $100,000 or more was $284,657 and $114,005 year ended December 31, 1997 and 1996, respectively.

                  The following is a summary of the maturity distribution of certificates of deposits in amounts of $100,000 or more as of December 31, 1997:

                                                     Amount     Percent
                                                   ---------   --------
                  Three months or less             $ 655,472     10.3%
                  Three through six months           311,186      4.9%
                  Six through twelve months        2,087,796     32.7%
                  Over twelve months               3,324,452     52.1%
                                                   ---------    ------
                     Total                        $6,378,906    100.0%
                                                  ==========    ======

         A  summary  of  the  maturities  of  time   deposits,   which  includes
         certificates of deposit and certain individual retirement accounts, is as follows:

                    Year                                                Amount
                  --------                                          ------------
                  1998                                               $10,129,214
                  1999                                                 8,891,134
                  2000                                                   427,888
                  2001                                                   122,027
                  2002                                                    11,950
                  Thereafter                                              32,000
                                                                    ------------
                     Total                                           $19,614,213

                         NOTES TO FINANCIAL STATEMENTS

          At December 31, 1997 and 1996, the Bank was holder of deposits from related parties totaling approximately $1,324,000 and $3,524,000 or 4.7% and 18.2% of total deposits, respectively. At December 31, 1996, these balances included a concentration of deposits totaling $2,090,000 from three individuals and their related interests.

          At December 31, 1997 and 1996, the Bank had a concentration of deposits from an unrelated party totaling approximately $1,460,000 and $1,091,000 or 5.2% and 5.5% of total deposits, respectively.

Note 8.  Financial Instruments with Off-Balance-Sheet Risk

          The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. Those instruments involve to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the statement of financial position. The contract amounts of these instruments reflect the extent of involvement the Bank has in particular cases of financial instruments. At December 31, 1997 and 1996, respectively, the Bank's financial instruments with off-balance sheet risk were as follows:

          Financial instruments whose contract                       Contract
          Amount
               amounts represent credit risk                    1997       1996
          -------------------------------------------         ---------  -------

         Commitments to extend credit                       $ 371,126  $ 780,750
         Unused open lines of credit                        1,399,404    667,140
         Standby letters of credit and
            financial guarantees written                       -         100,000
         Remaining commitments on
            construction loans                                 22,938    267,345
                                                               ------    -------

               Total                                       $1,793,468 $1,815,235
                                                           ========== ==========

          The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. The bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

          Commitments to extend credit are agreements to lend to a customer so long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. The Bank evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary upon extension of credit, is based on management's credit evaluation. Collateral held varies but generally is secured by accounts receivable, inventory, equipment or real estate.

          Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. These guarantees are primarily issued to support private borrowing arrangements. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loans. These letters of credit are generally collateralized.

                         NOTES TO FINANCIAL STATEMENTS


Note 9.  Income Taxes

          The components of applicable income tax expense (benefit) for the year ended December 31, 1997, 1996 and the period from September 11, 1995, date of inception, and December 31, 1995, respectively is as follows:

                                                   1997        1996        1995
                                                --------    --------   --------
               Current:
                    Federal                  $   -        $  -        $  -
                    State                        -           -           -
                                                --------    --------   --------
                                                 -           -           -
               Deferred:
                    Federal                      17,804      11,368      16,734
                    State                         2,287       6,877       2,564
                                                --------     ------    --------
                         Total               $   20,091   $  18,245   $  19,298
                                                ========     ======    ========


          A reconciliation between the amount of reported income tax expense (benefit) and the amount computed by multiplying the statutory income tax rate by book pretax income for the year ended December 31, 1997 and 1996, respectively, is as follows:


                                                      1997                1996                1995
                                            -----------------------------------------------------------
                                                Amount     Percent   Amount  Percent   Amount  Percent
                                            -----------------------------------------------------------
         Computed tax at
            applicable
            statutory rate                    $(33,150)     (34.0) $ (88,555) (34.0)  (111,519)  (34.0)
         Increase (decrease) in
            taxes resulting from:
            Increase in deferred
               tax valuation
               allowance                        60,243       61.8    126,087   48.4    156,534    47.7
            Deferred state income
               tax (benefit),
               expense                         (11,926)     (12.2)   (18,968)  (7.3)    (9,522)   (2.9)
            Other, net                           4,924        5.0       (319)   (.1)   (16,195)   (4.9)
                                            -----------------------------------------------------------
               Applicable
               income
               taxes                           $20,091       20.6  $  18,245    7.0  $  19,298     5.9
                                            ===========================================================



          Deferred income taxes reflect the impact of "temporary differences" between amounts of assets and liabilities for financial reporting purposes and such amounts as measured for tax purposes. Deferred tax assets and liabilities represent the future tax return consequences of temporary differences, which will either be taxable or deductible when the related assets and liabilities are recovered or settled.

                                                                              15
                         NOTES TO FINANCIAL STATEMENTS

          The tax effects of temporary differences which create the Bank's deferred tax assets and liabilities as of December 31, 1997 and 1996, are as follows:


                                                                1997       1996
                                                            --------  ---------
         Deferred Tax Assets:
            Start up costs deferred for tax purposes         $59,076   $ 79,606
            Federal and state net operating loss
               carryforward                                  262,854    190,242
            Net unrealized losses on securities                6,844     16,577
            Allowance for loan losses                          8,146     11,570
            Other                                             12,788      1,203
                                                              ------      -----
               Subtotal                                      349,708    299,198
                                                             -------    -------
            Less:  valuation allowance                      (342,864)  (282,621)
                                                             --------  --------
               Total deferred tax asset                        6,844     16,577
                                                               -----     ------

         Deferred Tax Liability:
            Depreciation                                      57,634     37,543
                                                              ------     ------
                  Total deferred tax liability                57,634     37,543
                                                              ------     ------
                 Net deferred tax liability                  $50,790    $20,966
                                                             =======     ======

          Realization of future tax benefits related to deferred tax assets is dependent on many factors, including the bank's ability to generate taxable income within the net operating loss carryforward period.

          Management believes the Bank will generate sufficient future taxable income to realize the tax assets prior to the expiration of carryforward periods. However, failure to achieve forecasted taxable income has and could in the future affect the ultimate realization of deferred tax assets. As a result, a valuation allowance is recorded to reduce deferred tax assets to that portion that is not expected to more likely than not be realized within the next year. The Bank continually reviews the adequacy of the valuation allowance and will recognize these benefits only as reassessment indicates that it is more likely than not that the benefits will be realized.

Note 10. Commitments and Contingent Liabilities

          Commitments under servicing agreement: The Bank has contracted with a
          ---------------------------------------
          third-party service center to perform substantially all electronic data processing services for the Bank. Pursuant to this agreement, certain payments, as defined in the agreement, may become due if the agreement is terminated before December, 2000.

          Employment Contracts: The Bank entered into employment agreements (the
          --------------------
          Agreements) with its President and Executive Vice President. These agreements provide for the payment of minimum salaries through December 31, 2000. During 1997, the Bank negotiated with its President to terminate his employment agreement as of December 31, 1997, in exchange for a lump sum settlement of $105,000 which is charged to operations for the year ended December 31, 1997. Minimum salaries payable under the remaining Agreement total $75,000 for each of the remaining three years of the agreement. In addition, the agreement provides for total incentive compensation payments of up to .75% of after tax net income if the Bank achieves certain performance standards as outlined in the agreement. This incentive compensation provision is effective for each of the years ended through December 31, 2000. During 1997, 1996 and 1995, no incentive compensation was paid under the terms of these employment agreements.

                                                                              16
                         NOTES TO FINANCIAL STATEMENTS

          Year 2000 Compliant:  The Bank is conducting a comprehensive review of
          -------------------
          its computer systems to identify the systems that could be affected by the "ear 2000 Issue"; and is developing a remediation plan to resolve the Issue. The Issue is whether computer systems will properly recognize date-sensitive information when the year changes to 2000. Systems that do not properly recognize such information could generate erroneous data or cause a system to fail. The Bank is heavily dependent on computer processing in the conduct of its business activities. While management believes it is doing everything technologically possible to assure Year 2000 compliance, it is in part dependent upon systems and software vendors to represent that the products provided are, or will be, "Year 2000 Compliant".

          Because the Bank has not completed its review of computer systems and software, management is unable to estimate the costs of making the system Year 2000 compliant, however, the total cost is not expected to be significant to the Bank's financial position or results of operations.

Note 11.  Fair Value of  Financial  Instruments
          The following summarizes the methods and significant assumptions used by the Bank in estimating its fair value disclosures for financial instruments.

          Cash and due from  banks:  The  carrying  values  of cash and due from
          ------------------------
          banks approximate their estimated fair value.

          Federal funds sold and interest bearing deposits with other banks: The
          -----------------------------------------------------------------
          carrying values of Federal funds sold and interest bearing deposits with other banks approximate their estimated fair values.

          Securities:  Estimated  fair values of securities  are based on quoted
          ----------
          market prices, where available. If quoted market prices are not available, estimated fair values are based on quoted market prices of comparable securities.

          Loans:  The  estimated  fair  values for loans are  computed  based on
          ------
          scheduled future cash flows of principal and interest, discounted at interest rates currently offered for loans with similar terms to borrowers of similar credit quality. No prepayments of principal are assumed.

          Accrued interest receivable and payable: The carrying values of accrued interest receivable and payable approximate their fair values.

          Deposits:   The  estimated  fair  values  of  demand   deposits  (i.e.
          ---------
          noninterest bearing checking, NOW, Super NOW, money market), savings accounts, and other variable rate deposits approximate their carrying values. Fair values of fixed maturity deposits are estimated using a discounted cash flow methodology at rates currently offered for deposits with similar remaining maturities. Any intangible value of long-term relationships with depositors is not considered in estimating the fair values disclosed.

                                                                              17
                         NOTES TO FINANCIAL STATEMENTS

          The fair values of the Bank's financial instruments as of December 31, 1997 and 1996, are summarized below:

                                                       1997                  1996
                                            ---------------------- --------------------------
                                                         Estimated               Estimated
                                               Carrying    Fair        Carrying    Fair
                                               Amount      Value       Amount      Value
                                            ---------------------- --------------------------
         Financial assets:
            Cash and due from bank           $ 640,734   $ 640,734   $ 379,830   $ 379,830
            Interest bearing deposits
               with other banks                  9,180       9,180   1,536,279   1,536,279
            Federal funds sold               5,877,000   5,877,000   3,484,000   3,484,000
            Securities available for sale    7,976,975   7,976,975   6,949,578   6,949,578
            Loans                           24,007,035  23,881,235  16,237,114  16,167,628
            Accrued interest receivable        242,928     242,928     184,873     184,873
                                            ----------- ----------  ----------  ----------
                                           $38,753,852 $38,628,052 $28,771,674 $28,702,188
                                           =========== =========== =========== ===========
         Financial liabilities:
            Deposits                       $29,068,476 $29,162,441 $19,337,244 $19,359,623
            Accrued interest payable           204,792     204,792     145,097     145,097
                                           ----------- ----------- ----------- -----------
                                           $29,273,268 $29,376,233 $19,482,341 $19,504,720
                                           =========== =========== =========== ===========

Note 12. Restrictions on Dividends and Capital

          Dividends paid by the Bank are subject to restrictions by banking regulations. The most restrictive provision requires approval by the regulatory agency if dividends declared in any year exceed the year's net income, as defined, plus the retained net profits of the two preceding years. Since the Bank has a net deficit, there are no net retained profits available for distribution.

          The Bank is subject to various regulatory capital requirements administered by the Federal banking agencies. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

          Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined) which is commonly referred to as the leverage ratio. Management believes, as of December 31, 1997, that the Bank meets all capital adequacy requirements to which it is subject.

          As of December 31, 1997, the most recent notification from the Bank's regulatory authority categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the following table. There are no conditions or events since its last financial reporting that management believes have changed the institution's category.

                              NOTES TO FINANCIAL STATEMENTS

          The Bank's actual capital amounts and ratios are presented in the following table (in thousands).



                                                                                   To Be Well Capitalized
                                                             For Capital           Under Prompt Corrective
                                         Actual           Adequacy Purposes           Action Provisions
                                   ------------------------------------------------------------------------
                                   Amount      Ratio      Amount      Ratio          Amount          Ratio
                                   ------------------------------------------------------------------------
As of December 31, 1997:
Total Capital                   $   11,092     48.7%   $   1,822       8.0%        $  2,278          10.0%
(to Risk Weighted Assets)
Tier I Capital                  $   10,845     47.6%   $     911       4.0%        $  1,367           6.0%
(to Risk Weighted Assets)
Tier I Capital                  $   10,845     27.5%   $   1,577       4.0%        $  1,972           5.0%
(to Average Assets)

As of December 31, 1996:
Total Capital                   $   11,128     64.2%   $   1,405       8.0%        $  1,757          10.0%
(to Risk Weighted Assets)
Tier I Capital                  $   11,001     63.4%   $     703       4.0%        $  1,054           6.0%
(to Risk Weighted Assets)
Tier I Capital                  $   11,001     37.7%   $   1,171       4.0%        $  1,464           5.0%
(to Average Assets)




Note 13.  Change in Control and Proposed Merger

          During the first six months of 1997, approximately 40% of the Bank's 1,200,000 issued and outstanding common shares were acquired by South Branch Valley Bancorp, Inc. (South Branch). On August 6, 1997, the Board of Directors entered into an Agreement and Plan of Merger with South Branch. The Agreement, as amended on December 16, 1997, called for the shareholders of Capital State to receive one (1) share of South Branch common stock in exchange for every 3.95 shares of Capital State common stock owed. The proposed merger, which has received necessary regulatory approval, is subject to shareholder approval. Capital State has scheduled its shareholder meeting for March 24, 1998, while South Branch has scheduled its meeting for March 25, 1998.

          It is anticipated that the proposed merger will be accounted for under the purchase method of accounting in accordance with generally accepted accounting principles. Accordingly, as of the effective date of the merger, the assets and liabilities of Capital State will be adjusted to their fair values and the excess purchase price paid over the fair value of the assets acquired (goodwill) will be reflected in Capital State'as financial statements. Based upon preliminary estimates and assumptions, the excess purchase price over the fair value of the net assets acquired would have approximated $2,450,000 if the proposed merger had been consummated as of December 31, 1997. The goodwill recognized is expected to be amortized over a period of 15 years using the straight-line method.

          Upon consummation of the proposed merger, which is expected at or near the end of the first quarter of 1998, it is anticipated that Capital State will operate as a wholly-owned subsidiary of South Branch.

Item 7(a) II.


Unaudited Interim Financial Statements of Capital State Bank, Inc. as of March 31, 1998 and 1997 and for the three months then ended.

Contents



Item 1 - Financial Statements

Balance Sheets as of March 31, 1998 (Unaudited), December 31, 1997
and March 31, 1997 (Unaudited)
 ....................................................................    1.

Statements of Operations for the Three Months Ended
March 31, 1998 and 1997 (Unaudited)
 ....................................................................    2.

Statements of Shareholders' Equity for the Three Months Ended
March 31, 1998 and 1997 (Unaudited)
 ....................................................................    3.

Statements of Cash Flows for the Three Months Ended
March 31, 1998 and 1997 (Unaudited)
 ....................................................................    4.

Statements of Comprehensive Income for the Three Months Ended
March 31, 1998 and 1997 (Unaudited)
 ....................................................................    5.

Notes to the Financial Statements (Unaudited)
 ....................................................................    6.-18.

                                 BALANCE SHEETS
THE CAPITAL STATE BANK, INC

                                                                                      Restated
                                                                                --------------------
                                          March 31, 1998    December 31, 1997       March 31, 1998
                                          (Unaudited)             1997                (Unaudited)
                                          --------------    ------------------  --------------------

Assets
Cash and due from banks                      $976,517            $640,734             $769,997
Interest bearing deposits with other banks      9,100               9,180                    0
Federal funds sold                          6,217,000           5,877,000            4,866,000
                                          --------------    ------------------  --------------------
     Cash and cash equivalents              7,202,617           6,526,914            5,635,997

Securities
     Available for sale, at fair value     10,466,790           7,976,975            6,852,037

Loans
      Total loans                          24,787,782          24,254,052           17,817,765
      Allowance for loan losses              (271,802)           (247,017)            (157,300)
                                          --------------    ------------------  --------------------
      Net loans                            24,515,980          24,007,035           17,660,465
Bank premises and equipment - net           1,287,230           1,289,629            1,373,490

Other assets                                  536,870             609,201              490,872
                                          --------------    ------------------  --------------------
      Total Assets                         44,009,487          40,409,754           32,012,661
                                          ==============    ==================  ====================

Liabilities and Shareholders' Equity

Deposits
      Non-Interest bearing                  1,034,280           1,047,578              848,533
      Interest bearing                     31,726,407          28,020,898           20,022,708
                                          --------------    ------------------  --------------------
      Total deposits                       32,760,687          29,068,476           20,871,241

Short Term Borrowings
      Federal Funds Purchased                       0                   0                    0
      Repurchase agreements and
          other borrowings                          0                   0                    0
                                          --------------    ------------------  --------------------
      Total short term borrowings                   0                   0                    0
Long-term borrowings                                0                   0                    0
Other liabilities                             375,785             498,505              278,133
                                          --------------    ------------------  --------------------
      Total Liabilities                    33,136,472          29,566,981           21,149,374
                                          --------------    ------------------  --------------------

Shareholders' Equity
      Common Stock - $1 per, 1,200.000
      shares authorized and outstanding     1,200,000           1,200,000            1,200,000
      Capital surplus                      10,398,528          10,398,528           10,398,528
      Retained earnings                      (706,478)           (743,587)            (638,273)
      Unrealized gain (loss) on
      securities available for sale,
       net of deferred taxes                  (18,035)            (12,168)             (96,968)

      Total shareholders' equity           10,873,015          10,842,773           10,863,287
                                          --------------    ------------------  --------------------
      Total liabilities and
         shareholders' equity              44,009,487          40,409,754            32,012,661
                                          --------------    ------------------  --------------------

Information extracted from audited financial statements


    The accompanying notes are an integral part of these financial statements

                            STATEMENTS OF OPERATIONS

THE CAPITAL STATE BANK, INC.
                                                For the Three           For the Three
                                                Months Ended            Months Ended
                                                March 31, 1998          March 31, 1998
                                               --------------------   ------------------
Interest Income
      Interest and fees on loans
            Taxable                               $505,568                  $348,217
            Tax-exempt                                   0                         0
                                               --------------------   ------------------
            Total                                  505,568                   348,217
                                               --------------------   ------------------
      Interest on investment securities
            Taxable                                126,978                   112,588
            Tax-exempt                                   0                         0
                                               --------------------   ------------------
            Total                                  126,978                   112,588
                                               --------------------   ------------------
      Interest on interest bearing deposits
            with other banks                             0                     9,234
      Interest on federal funds sold                98,848                    46,538
                                               --------------------   ------------------
            Total interest income                  731,394                   516,577
                                               --------------------   ------------------
Interest expense
      Deposits                                     400,248                   232,420
      Short-term borrowings                              0                         0
                                               --------------------   ------------------
            Total interest expense                 400,248                   232,420
                                               --------------------   ------------------
Net Interest Income                                331,146                   284,157
      Provision for loan losses                     30,000                    30,000
                                               --------------------   ------------------
Net Interest Income after provision
            for laon losses                        301,146                   254,157
                                               --------------------   ------------------
Other Income
      Service fee income                             8,572                    4,709
      Other, net                                     3,381                    4,957
      Securities transactions                            0                        0
                                               --------------------   ------------------
            Total other income                      11,953                    9,666
                                               --------------------   ------------------
Other Expenses
      Salaries and employee benefits                89,182                  120,000
      Occupancy expenses - net                      22,878                   37,846
      Equipment expenses                            22,696                   25,407
      Data Processing                               39,692                   25,341
      Insurance                                     10,119                   14,060
      Professional fees                             22,324                   18,377
      Advertising and marketing                      7,564                   13,840
      Other operation expenses                      30,257                   28,432
                                               --------------------   ------------------
            Total other expenses                   244,712                  283,303
                                               --------------------   ------------------
Income (loss) before taxes                          68,387                  (19,480)

Applicable income tax expense (benefit)             31,278                   (7,204)
                                               --------------------   ------------------
Net Income (loss)                                  $37,109                 ($12,276)
                                               ====================   ==================
Basic earnings (loss) per common share               $0.03                   ($0.01)
                                               ====================   ==================
Average common shares outstanding                1,200,000                1,200,000
                                               ====================   ==================



    The accompanying notes are an integral part of these financial statements

                                                                               3

                 STATEMENTS OF SHAREHOLDERS' EQUITY Three Months
                     Ended March 31, 1998 and 1997 (Unaudited)

THE CAPITAL STATE BANK, INC.
                                                                                        Unrealized
                                                                      Restated          Gain (loss) on
                                                                      Retained          Securities              Total
                                      Common Stock  Capital Surplus   Earnings          Available for Sale   Shareholders' Equity
                                  -------------------------------------------------------------------------------------------------
Balance January 1, 1997                $1,200,000     $10,398,528    ($625,997)            ($32,178)           $10,940,353
Three Months Ended March 31, 1997
      Net Income                                                       (12,276)                                    (12,276)
      Cash Dividends                                                         0                                           0
      Charge in Fair Value of
          Securities Available
          for Sale, net of
          deferred taxes                                                                    (64,790)               (64,790)
                                  -------------------------------------------------------------------------------------------------
Balance March 31, 1997                 $1,200,000     $10,398,528    ($638,273)            ($96,968)           $10,863,287
                                  =================================================================================================

Balance January 1, 1998                $1,200,000     $10,395,528    ($743,587)            ($12,168)           $10,842,773
Three months ended March 31, 1998
      Net Income                                                        37,109                                      37,109
      Cash Dividends                                                                                                     0
      Change in Fair Value of Securities Available
            for Sale, net deferred taxes                                                     (6,867)                (6,867)
                                  -------------------------------------------------------------------------------------------------
Balance March 31, 1998                 $1,200,000     $10,398,528    ($706,478)            ($19,035)           $10,873,015
                                  =================================================================================================












































    The accompanying notes are an integral part of these financial statements

                                                                               4

                            STATEMENTS OF CASH FLOWS

THE CAPITAL STATE BANK, INC.

                                                        For the Three     For the Three
                                                        Months Ended      Months Ended
                                                        March 31, 1998    March 31, 1997
                                                         (Unaudited)       (Unaudited)
                                                  ------------------------------------------
Operating Activities
Net Income (loss)                                          $37,109           ($12,276)
Adjustments to reconcile net income to net
  cash provided by operating activities
      Provision for loan losses                             30,000             30,000
      Depreciation                                          25,597             26,494
      Amortization and accretion                            (1,622)              (625)
      Securities losses (gains)                                  0                  0
      Deferred income tax expense (benefit)                 31,278             (7,402)
      Increase / decrease due to changes in:
            Accrued interest receivable                     50,303            115,642
            Accrued interest payable                        14,138             44,351
            Other Assets                                    26,968            (40,942)
            Other liabilities                             (168,136)
                                                  ------------------------------------------
            Net cash provided by operating activities       45,635            155,242

Investing Activities
      Proceeds from maturities of securities
        available for sale                               1,000,000              -
      Purchases of securities available for sale        (3,500,000)             -
      Net increase in loans                               (538,945)        (1,453,351)
      Purchases of bank premises and equipment             (23,198)             -
      (Increase) decrease in interest bearing
         deposits with other banks                               0          1,536,279
      (Increase) decrease in federal funds sold, net      (340,000)        (1,382,000)
                                                  ------------------------------------------
            Net cash provided by Investing activities   (3,402,063)        (1,299,072)

Financing Activities
      Net Increase in non interest bearing accounts        (13,298)           169,856
      Net Increase in NOW accounts and savings accounts    103,000           (262,308)
      Proceeds from the sales of (payments for matured)
           time deposits, net                            3,602,509          1,626,449
                                                  ------------------------------------------
           Net cash provided by financing activities     3,692,211          1,533,997
               Increase (decrease) in cash and
               cash equivalents                            335,783            390,167

Cash and Cash equivalents:
      Beginning of year                                    640,734            379,830
                                                  ------------------------------------------
      End of year                                         $976,517           $769,997
                                                   ------------------------------------------
Supplemental Disclosures of Cash Flow information:
      Cash payments for:
            Interest                                      $414,386           $276,771
                                                  ------------------------------------------





    The accompanying notes are an integral part of these financial statements

                       STATEMENTS OF COMPREHENSIVE INCOME

THE CAPITAL STATE BANK, INC.

                                                Three Months Ended March 31
                                             -----------------------------------
                                                1998                    1997
                                             ------------           ------------
Net Income
Other comprehensive income of tax:             $37,109                ($12,276)
      Unrealized gain (loss) on securities
      arising during the period                  6,867                  64,790
                                             ------------           ------------
      Comprehensive Income                     $43,976                 $52,514
                                             ------------           ------------






    The accompanying notes are an integral part of these financial statements

Notes to Financial Statements

Note 1.  Basis of Presentation

     The accounting and reporting policies of The Capital State Bank, Inc., ("Capital State" or "The Bank") conform to generally accepted accounting principles and to general policies within the financial services industry. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the financial statement date and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

     The information contained in the financial statements is unaudited except where indicated. In the opinion of management, all adjustments for a fair presentation of the results of the interim periods have been made. All such adjustments were of a normal recurring nature. The results of operations for the three months ended March 31, 1998 are not necessarily indicative of the results to be expected for the full year. The financial statements and notes included herein should be read in conjunction with those included in Capital State's 1997 Form F-2.

     For the period ended March 31, 1998, the Company was required to adopt Statement of Financial Accounting Standards No. 130 (SFAS 130), "Reporting Comprehensive Income". Comprehensive income includes any change in equity of the Company during the period resulting from transactions and other events and circumstances from nonowner sources. A Statement of Comprehensive income has been included in these financial statements to comply with SFAS 130. Prior interim periods presented have been reclassified to provide comparative information.

     Reclassifications: Certain accounts in the Financial Statements for 1997, as previously reported have been reclassified to conform to current year classification.

Note 2.  Cash Concentrations

     At March 31, 1998 and March 31, 1997, the Bank had a concentration of risk totaling $3,715,000 and $3,220,000 respectively in its cash balances on deposit with First USA Bank. At December 31, 1997, the Bank had a concentration of risk totaling $3,715,000 and $2,244,194 in its cash balances on deposit with First USA Bank and Bankers Bank of Kentucky, respectively. At March 31, 1998 the Bank had a concentration on deposit with Bankers Bank of Kentucky of $2,811,990. These cash balances are comprised of balances in due from correspondent accounts, Federal funds sold and interest bearing deposits, and are generally unsecured by the correspondent bank.

                                                                               7
Note 3.  Securities

     The amortized cost, unrealized gains and losses and estimated fair values of the Bank's securities at March 31, 1998, December 31, 1997 and March 31, 1997 are summarized as follows:

                                                                     Carrying
                                                                       Value
                               Amortized   Unrealized  Unrealized   (Estimated
                                  Cost        Gains      Losses        Fair
                                                                      Value)
                              ------------ ----------- ----------- -------------
       March 31, 1998
U.S. Treasuries available         $500,443        $407      -           $500,850
        for sale
U.S. Government agencies and
  corporations available for     9,997,166       5,024      36,250     9,965,940
        sale
            Total              $10,497,609      $5,431     $36,250   $10,466,790
                              ------------ ----------- ----------- -------------

                                                                     Carrying
                                                                       Value
                               Amortized   Unrealized  Unrealized   (Estimated
                                  Cost        Gains      Losses        Fair
                                                                      Value)
                              ------------ ----------- ----------- -------------
      December 31, 1997
U.S. Treasuries available         $500,521      -              $20      $500,501
        for sale
U.S. Government agencies and
corporations available for       7,495,466       5,708      24,700     7,476,474
        sale
                              ------------ ----------- ----------- -------------
            Total               $7,995,987      $5,708     $24,720    $7,976,975
                              ------------ ----------- ----------- -------------

       March 31, 1997
U.S. Government agencies and
corporations available for      $6,998,958      -         $146,921    $6,852,037
        sale
            Total               $6,998,958      -         $146,921    $6,852,037
                              ------------ ----------- ----------- -------------


The maturities, amortized cost and estimated fair values of the Bank's securities at March 31, 1998 is summarized as follows:

                                                   Carrying Value
                                                  (Estimated Fair
                                  Amortized Cost       Value)
                                  -------------- ------------------
     Due within 1 year                 $ -              $ -
     Due after 1 year but within      10,497,609         10,466,790
     5 years
     Due after 5 but within 10           -                -
     years
     Due after 10 years                  -                -
                                  -------------- ------------------
              Total                  $10,497,609        $10,466,790
                                  ============== ==================

     Maturities presented above are based on the contractual maturities of the securities. At March 31, 1998, securities with amortized cost of $9,497,609 have provisions which allow the issuer to "call" the securities prior to its contractual maturity date. Should these "call" provisions be exercised, the scheduled maturities disclosed above may be altered. Through March 31, 1998, there have been calls, or maturities of 1,000,000 in par value of these securities.

     At March 31, 1998, securities carried at $2,042,992 were pledged to secure public deposits, repurchase agreements, and for other purposes as required or permitted by law.

Note 4.  Loans

                                      March 31, 1998  Dec 31, 1997   March 31, 1997
                                     --------------- ------------- ----------------
Commercial, financial and                 $1,823,134    $1,925,892       $1,348,704
agricultural
Consumer loans                             4,890,233     5,104,759        3,867,049
Real Estate:
  Revolving home equity                    1,085,138     1,125,884          629,076
  Single family residential               13,141,969    12,558,048        8,285,620
  Commercial                               3,673,078     3,367,396        3,074,925
  Construction                               174,230       172,073          612,391
                                     --------------- ------------- ----------------
Total loans net of unearned income        24,787,782    24,254,052       17,817,765
Less allowance for loan losses               271,802       247,017          157,300
                                     --------------- ------------- ----------------
             Loans-net                   $24,515,980   $24,007,035      $17,660,465
                                     =============== ============= ================


Scheduled maturities on loans, without regard to scheduled periodic principal repayments on amortizing loans, are as follows at March 31, 1998:


                                             Due after 1
                              Due within 1       year       Due after 5
                                   year       but within 5      years         Total
                                                years
                            ------------- -------------- ------------- --------------
Fixed Rate:
  Commercial                   $    -         $336,641    $    -           $336,641
  Commercial real estate        150,000      2,964,963         -          3,114,963
  Single family real estate
    including home equity       180,094      7,119,133     2,159,280      9,458,507
  Construction                  -             -              -             -
  Consumer Installment          288,230      4,357,276        54,287      4,699,793
 Total fixed rate loans         618,324     14,778,013     2,213,567     17,609,904
                            ------------- -------------- ------------- --------------
Floating rate:
  Commercial                  1,147,288        339,205       -            1,486,493






  Commercial real estate        -              208,266       349,849        558,115
  Single family real
estate
    including home equity       192,410       -            4,576,190      4,768,600
  Construction                  174,230       -              -              174,230
  Consumer Installment          155,750         34,690       -              190,440
                          ------------- -------------- ------------- --------------
Total floating rate loans     1,669,678        582,161     4,926,039      7,177,878
                          ------------- -------------- ------------- --------------
       Total loans           $2,288,002    $15,360,174    $7,139,606    $24,787,782
                          ============= ============== ============= ==============



     Substantially all real estate loans outstanding were originated under 3, 5 or 7 year balloon or adjustable rate mortgage (ARM) terms with amortization periods of generally 15 to 25 years. Interest rates on floating rate loans generally reprice within one year based on indices which are set by sources independent of the Bank and are subject to interest rate floors, caps and ceilings which may limit changes in the interest rate over the life of the loan.

Loans to related parties.

     The Bank has had and may be expected to have in the future, banking transactions in the ordinary course of business with directors, principal officers, their immediate families and affiliated companies in which they are principal stockholders (commonly referred to as related parties), all of which have been, in the opinion of management, on the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with others.

     The following presents the activity with respect to related party loans aggregating $60,000 or more to any one related party during the three months ended March 31, 1998:


          Balance beginning          $1,513,562
               Additions                 29,283
               Amounts Collected         20,045
                                 --------------
          Balance, ending            $1,522,800
                                 ==============


     At March 31, 1998, outstanding loans to directors, officers and employees totaled $1,779,609. Commitments to extend credit under unused open lines of credit to such individuals totaled approximately $93,980 at March 31, 1998.

     The Bank accepts chattel paper without recourse from various approved businesses, primarily automobile dealerships, within its lending area. The Bank has sole discretion whether to purchase such paper on a case by case basis which is evaluated substantially under the Bank's normal credit underwriting standards and is generally secured by a first lien on the property purchased by the borrower. At March 31, 1998, December 31, 1997 and March 31, 1997 respectively, such loans approximated $1,862,746, $1,995,837 and $1,889,157, of which approximately 80.0%, 80.0%, and 54.8%
     were purchased from businesses considered to be a related party to the Bank.

Concentration of credit risk

     The Bank grants installment, commercial and residential loans to customers primarily in Kanawha, Boone and Lincoln Counties, West Virginia and adjacent counties. Although the Bank strives to maintain a diversified loan portfolio, exposure to credit losses can be adversely impacted by downturns in local economic and employment conditions. Major

                                                                              10
     employment within the market area is diverse but primarily includes the industries of government, health care, education, coal production and related services, and various professional, financial and related service industries.


Note 5.  Allowance for Loan Losses

     An analysis of the allowance for loan losses for the three months ended March 31, 1998 and 1997 are as follows:


                                                         1998          1997
                                                     ---------   ------------
         Balance, beginning of period                $ 247,017   $    127,300
                                                     ---------   ------------
         Losses:
            Commercial financial and agriculture          -           -
            Real estate                                   -           -
            Consumer installment                         5,215        -
                                                     ---------   ------------
                  Total                                  5,215        -
                                                     ---------   ------------
               Recoveries:
            Commercial financial and agriculture          -           -
            Real estate                                   -           -
            Consumer installment                          -           -
                                                     ---------   ------------
                  Total                                   -           -
                                                     ---------   ------------
            Net recoveries (losses)                    (5,215)        -
                                                     ---------   ------------
               Provision for loan losses               30,000      30,000
                                                     ---------   ------------
                  Balance, end of period            $ 271,802   $ 157,300
                                                    ==========  =============

Note 6.  Bank premises and Equipment

     The major categories of Bank premises and equipment and accumulated depreciation are summarized as follows:


                                   March 31,     Dec 31, 1997   March 31, 1997
                                     1998
                                 -------------   ------------   --------------
Building and Improvements           $1,026,262     $1,026,262       $1,024,904
Furniture and Equipment                488,860        465,662          491,491
                                 -------------   ------------   --------------
                                     1,515,122      1,491,924        1,516,395
Less accumulated depreciation        (227,892)      (202,295)        (142,905)
                                 -------------   ------------   --------------
Bank premises and equipment,        $1,287,230     $1,289,629       $1,373,490
    net                          =============   ============   ==============

     Depreciation expense for the three month period ended March 31, 1998 and March 31, 1997 was $25,597 and $26,494, respectively.

     During 1995 the Bank entered into a 50 year agreement to lease the land on which the Bank building is situated. The original term of the lease expires in the year 2045, with an additional 45 year option available through the year 2090. In consideration for this lease, the Bank made a one time, up front payment of $300,000 covering the first 50 year lease term.

     Total rental expense incurred and recognized for each of the three month periods ended March 31, 1998 and 1997 approximated $1,500. The remaining amount of prepaid lease at March 31, 1998, December 31, 1997 and March 31, 1996, which is included in other assets totaled $285,000, $286,500 and $291,000 respectively.

Note 7.  Deposits

     The following is a summary of interest bearing deposits by type as of the dates indicated:


                                  March 31,   Dec 31, 1997   March 31,
                                    1998                        1997
                                ------------- ------------- ------------
NOW and Super NOW accounts         $2,312,293    $1,159,858   $1,174,440
Money market accounts               4,347,362     5,399,958    4,587,813
Savings accounts                    1,847,082     1,843,921    1,560,734
Certificates of deposit            23,219,670    19,617,161   12,699,721
                                ------------- ------------- ------------
             Total                $31,726,407   $28,020,898  $20,022,708
                                ============= ============= ============



     Time certificates of deposit in denomination of $100,000 or more totaled $8,158,399, $6,378,906 and $4,167,605 at March 31, 1998, December 31, 1997
     and March 31, 1997, respectively. Interest paid on time certificates in denominations of $100,000 or more was $106,557 and $52,416 for the three month period ended March 31, 1998 and Mach 31, 1997 respectively.

     The following is a summary of the maturity distribution of deposits in amounts of $100,000 or more as of the date indicated.


                 March 31, 1998                      Amount      Percent
                                                 -------------- --------
Three months or less                                   $304,442     3.7%
Three through six months                              1,166,680    14.3%
Six through twelve months                             2,235,497    27.4%
Over twelve months                                    4,451,780    54.6%
                     Total                           $8,158,399   100.0%
                                                 ============== ========


               December 31, 1997                     Amount      Percent
                                                 -------------- --------
Three months or less                                   $655,472    10.3%
Three through six months                                311,186     4.9%
Six through twelve months                             2,087,796    32.7%
Over twelve months                                    3,324,452    52.1%
                     Total                           $6,378,906   100.0%
                                                 ============== ========

                 March 31, 1997                      Amount      Percent
                                                 -------------- --------
Three months or less                                 $1,214,999    29.2%

Three through six months                                902,356    21.6%
Six through twelve months                             1,742,668    41.8%
Over twelve months                                      307,582     7.4%
                     Total                           $4,167,605   100.0%
                                                 ============== ========



     A summary of the maturities of time deposits is as follows:


                1999  $11,640,279
                2000   10,934,259
                2001      456,292
                2002      120,986
                2003       32,851
                    -------------
               After       35,003
                    -------------
               Total  $23,219,670
                    =============



     The Bank is the holder of deposits from related parties totaling approximately $1,973,208 ,or 6.02% of total deposits, and $1,491,123, or 7.14% of total deposits, at March 31, 1998 and 1997, respectively. At December 31, 1997, deposits of related parties totaled approximately $1,324,000 or 4.7% of total deposits. At March 31, 1998 and 1997 the Bank had a concentration of deposits from an unrelated party totaling approximately  $1,479,342  and  $1,402,400,  or 4.52% and  6.72%,  of total deposits and $1,460,000, or 5.2% or deposits, at December 31, 1997, respectively.

Note 8.  Income Taxes

     The components of applicable income tax expense (benefit) for the three months ended March 31, 1998 and 1997 are as follows:



                                                   1998               1997
                                           ---------------    ---------------
            Current:
                 Federal
                                              $      -            $     -

                 State
                                                     -                  -
                                           ---------------    ---------------
            Deferred:
                 Federal                             7,526            (1,781)
                 State                              23,753            (5,621)
                                           ---------------    ---------------

                                           ---------------    ---------------
                           Total                   $31,279           $(7,402)
                                           ===============    ===============


     Deferred income taxes reflect the impact of "temporary differences" between amounts of assets and liabilities for financial reporting purposes and such amounts as measured for tax purposes. Deferred tax assets and liabilities represent the future tax return consequences of temporary differences, which will either be taxable or deductible when the related assets and liabilities are recovered or settled.

     The tax effects of temporary differences which create the Bank's deferred tax assets and liabilities as of March 31, 1998, December 31, 1997 and March 31, 1997, are as follows:

                                        March 31,       Dec. 31,       March 31,
                                            1998            1997           1997
                                    ------------    ------------   ------------
Deferred Tax Assets:
Start up costs deferred for tax          $54,216         $59,076        $72,751
purposes
Federal and state net operating          270,182         262,854        197,446
loss carry forward
Depreciation                             -               -              -
Net unrealized losses on                  11,785           6,844         49,953
securities
Allowance for loan losses                -                 8,146         18,000
Other                                     15,328          12,788          1,203
                                    ------------    ------------   ------------
       Subtotal                          351,511         349,708        339,353
Less:  valuation allowance               339,726         342,864        289,400
                                    ------------    ------------   ------------
       Total deferred tax asset           11,785           6,844         49,953
                                    ------------    ------------   ------------
Deferred Tax Liability:
Allowance for loan losses                 30,480         -              -
Depreciation                              58,432          57,634         30,339
                                    ------------    ------------   ------------
Total deferred tax liability              88,912          57,634         30,339
                                    ------------    ------------   ------------
       Net deferred tax                $(77,127)       $(50,790)        $19,614
       (liability)                  ============    ============   ============


     Realization of future tax benefits related to deferred tax assets is dependent on many factors, including the bank's ability to generate taxable income within the net operating loss carry forward period.

     Management believes the Bank will generate sufficient future taxable income to realize the tax assets prior to the expiration of carry forward periods. However, failure to achieve forecasted taxable income has and could in the future affect the ultimate realization of deferred tax assets. As a result, a valuation allowance is recorded to reduce deferred tax assets to that portion that is not expected to more likely than not be realized within the next year. The Bank continually reviews the adequacy of the valuation allowance and will recognize these benefits only as reassessment indicates that it is more likely than not that the benefits will be realized. As more fully described in Note 14, the financial statements have been restated to record a valuation allowance for deferred tax assets of $342,864 and $282,621 at December 31, 1997 and March 31, 1997, respectively.

Note 9  Fair Value of Financial Instruments

     The following summarizes the methods and significant assumptions used by the Bank in estimating its fair value disclosure for financial instruments.

     Cash and due from banks: The carrying values of cash and due from banks approximate their estimated fair value.

     Federal funds sold and interest bearing deposits with other banks: The carrying values of Federal funds sold and interest bearing deposits with other banks approximate their estimated fair values.

     Securities: Estimated fair values of securities are based on quoted market prices, where available. If quoted market prices are not available, estimated fair values are based on quoted market prices of comparable securities.

     Loans: The estimated fair values for loans are computed based on scheduled future cash flows of principal and interest, discounted at interest rates currently offered for loans with similar terms to borrowers of similar credit quality. No prepayments of principal are assumed.

     Accrued interest receivable and payable: The carrying values of accrued interest receivable and payable approximate their fair values.

     Deposits: The estimated values of demand deposits (i.e. noninterest bearing checking, NOW, Super NOW, money market), savings accounts, and other variable rate deposits approximate their carrying values. Fair values of fixed maturity deposits are estimated using a discounted cash flow methodology at rates currently offered for deposits with similar remaining maturities. Any intangible value of long-term relationships with depositors is not considered in estimating the fair values disclosed.

     The fair values of the Bank's financial instruments as of March 31, 1998, December 31, 1997, and March 31, 1997 are summarized below:


                     March 31, 1998         December 31, 1997         March 31, 1997
                ---------------------- ----------------------- ------------------------
                 Carrying     Fair      Carrying      Fair      Carrying   Fair value
                  amount      value       amount      value      amount      value
                ---------- ----------- ----------- ----------- ---------- -------------
Financial assets:
Cash and due
from banks        $976,517    $976,517    $640,734    $640,734   $769,997      $769,997
Interest bearing
deposits with
other banks          9,100       9,100       9,180       9,180          0             0
Federal funds
sold             6,217,000   6,217,000   5,877,000   5,877,000  4,866,000     4,866,000
Securities
available for
sale            10,466,790  10,466,790   7,976,975   7,976,975  6,852,037     6,852,037
Loans           24,515,980  24,488,647  24,007,035  23,881,235 17,660,465    17,583,779
Accrued
interest
receivable         192,625     192,625     242,928     242,928    129,231       129,231
                ---------- ----------- ----------- ----------- ---------- -------------
               $42,378,012 $42,350,679 $38,753,852 $38,628,052 $30,277,73   $30,201,044
                ========== =========== =========== =========== ========== =============

Financial
liabilities:
Deposits        32,760,687  32,896,217  29,068,476  29,162,441 20,871,241    20,912,165
Accrued
interest           218,930     218,930     204,792     204,792    213,995       213,995
payable         ---------- ----------- ----------- ----------- ---------- -------------
               $32,979,617 $33,115,147 $29,273,268 $29,367,233 $21,085,23   $21,126,160
                ========== =========== =========== =========== ========== =============

                                                                              15
Note 10.  Restrictions on Dividends and Capital

     Dividends paid by the Bank are subject to restrictions by banking regulations. The most restrictive provision requires approval by the regulatory agency if dividends in any year exceeds the year's net income, as defined, plus the retained net profits of the preceding years. Since the Bank has a net deficit, there are no net retained profits available for distribution.

     The Bank is subject to various regulatory capital requirements administered by the Federal banking agencies. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the
     Bank's assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weighting and other factors.

     Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier 1 capital (as defined) to average assets (as defined). Management believes, as of March 31, 1998, that the Bank meets all capital adequacy requirements to which it is subject.

     The Bank has not yet received formal notification through examination by its primary regulatory authority of its capital categorization under the regulatory framework for prompt corrective action. However, the Bank's most recent financial reporting to the Bank's primary regulatory authority categorizes the Bank as well capitalized. To be categorized as well capitalized, the Bank must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the following table. There are no conditions or events since its last financial reporting that management believes have changed the institution's category.

     The Bank's actual capital amounts and ratios at March 31, 1998 is presented in the following table .


                                    Actual             For Capital             To Be Well
                                                         Adequacy            Capitalized Under
                                                                             Prompt Corrective
                                                         Purposes            Action Provisions
                               ------------------- --------------------- -----------------------

                                 Amount     Ratio    Amount     Ratio      Amount      Ratio
                               ----------- ------- ---------- ---------- ----------- ----------
Total Capital
(to Risk Weighted Assets)     $11,154,316   47.1% $1,896,560     8.0%   $2,370,700      10.0%
Tier I Capital
(to Risk Weighted Assets)     $10,873,016   45.9%   $948,280     4.0%   $1,422,420       6.0%
Tier I Capital
(to Average Assets)           $10,873,016   26.0% $1,674,595     4.0%   $2,093,244       5.0%


                                                                              16
Note 11.  Financial Instruments With Off-Balance-Sheet Risk.

     The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. Those instruments involve to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the statement of financial position. The contract amounts of these instruments reflect the extent of involvement the Bank has in particular cases of financial instruments.


                        Financial Instruments whose
                                  contract                 Contract
                        amounts represent credit risk       Amount
                     ----------------------------------- ------------
                    Commitments to extend credit            $250,000
                    Unused open lines of credit            1,716,278
                    Standby letters of credit and            -
                      financial guarantees written
                    Remaining commitments on                  55,100
                      construction loans
                    Total                                 $2,021,378
                                                         ============



     The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments.

     Commitments to extend credit are agreements to lend to a customer so long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. The Bank evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary upon extension of credit is based on management's credit evaluation Collateral held varies but may include accounts receivable, inventory, equipment or real estate.

     Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. These guarantees are primarily issued to support private borrowing arrangements. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loans. These letters of credit are generally collateralized.

Note 12.  Acquisition by South Branch Valley Bancorp, Inc.

     On March 24, 1998 and March 24, 1998, the shareholders of The Capital State Bank, Inc. and South Branch Valley Bancorp, Inc., (South Branch), respectively, approved the merger of Capital State into Capital Interim Bank, Inc., a wholly owned subsidiary of South Branch. The merger was consummated at the close of business on March 31, 1998. The merger will be treated using the purchase method of accounting; accordingly, the assets and liabilities and results of operations of Capital State will be adjusted to their estimated fair values as of the effective date using the push down accounting guidelines established by generally accepted accounting principles. Based upon preliminary estimates and assumptions, the excess purchase price over the fair value of the net assets acquired as of the consummation date is approximately $2,300,000. This goodwill recognized is expected to be amortized over a period of 15 years using the straight line method.

     The amount of goodwill will also be adjusted, in accordance with the requirements of Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes, in future years for tax deductions that are available for future use, which were in existence at the acquisition date, for which no benefit had been recognized (i.e. for which a valuation allowance was recorded). The total of such future deductions was approximately $760,000 for federal tax purposes and approximately $986,000 for state tax purposes. The largest component of these deductions relates to net operating loss carry forwards which will generally only be available for use to the extent that Capital State generates future taxable income. The total amount of Deferred tax assets recorded relating to these acquired deductions for which no benefit was taken was approximately $340,000.

     The following table sets forth certain pro forma condensed financial information of Capital State, using the purchase method of accounting, after giving effect to the merger as if it had been consummated as of the date presented.


                       Pro Forma Reflecting Capital State
             After Giving Effect to the Acquisition by South Branch
                      (In thousands, except per share data)


                                   As of March 31, 1998
                           ------------------------------------


Balance Sheet Data          As Reported                  Pro Forma
-------------------------------------------------------------------------------
Total assets                       44,009              46,707
Investment Securities              10,467              10,467
Net Loans                          24,516              24,488
Bank premises and
equipment - net                     1,287               1,500
Other assets                          537                 744
Goodwill                               -                2,305
Total liabilities                  33,136              36,135
Total Deposits                     32,761              32,896
Long  term debt                        -                2,771
Other liabilities                     376                 468
Total equity                       10,873              10,572

                                  As                            Pro
Risk Based Capital Ratios     Reported                         Forma
----------------------------------------- --------     -------------- --------
                               Amount      Ratio           Amount      Ratio
                           -------------- --------     -------------- --------
Total                      11,154            47.1%              8,529    35.4%
Tier 1                     10,873            45.9%              8,267    34.3%
Leverage                   10,873            26.0%              8,267    19.3%

     The Long term Debt recorded as part of the purchase accounting adjustments will mature as follows:

          1998              33,500
          1998             683,332
          2000             683,332
          2001             683,332
          2002             683,332
          thereafter         4,172
                       -----------
                        $2,771,000
                       ===========



Note 13.  Restatement

     The accompanying financial statements as of and for the three months ended March 31, 1997, have been restated to reflect the recording of a valuation allowance for deferred tax assets for which it is more likely than not that a tax benefit will not be realized within a short term. Accordingly, a valuation allowance of $282,621 has been recorded at March 31, 1997. The effects of the restatements are as follows:



                                     March 31, 1997
                             -------------------------------
                                   As               As
                               Previously        Restated
                                Reported
                             --------------    -------------
  Balance Sheets:
    Other Assets                    773,293          490,672
                             --------------    -------------
          Total Assets              773,293          490,672
                             --------------    -------------

    Retained earnings             (355,652)        (638,273)
(deficit)
                             -------------------------------

  Statements of Operations:
    Income tax expense              (7,204)          (7,204)
(benefit)
                             -------------------------------
    Net Income (loss)               (7,204)          (7,204)
                             -------------------------------

    Earnings (loss) per              (0.01)           (0.01)
     common share
                             -------------------------------